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                                  EXHIBIT 23.2



                            CONSENT OF CORBIN & WERTZ

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Scientific NRG, Incorporated


We agree to the incorporation by reference in this Registration Statement on Form S-8, and in the Section 10(a) prospectus referred to therein, of our report dated August 15, 1997, on our audits of the financial statements of Scientific NRG, Incorporated (the "Company") as of June 30, 1997, and for each of the years in the two-year period then ended, which report is included in the Company's 1997 Annual Report on Form 10-KSB.


                                            /s/ CORBIN & WERTZ
                                            CORBIN & WERTZ


Irvine, California
August 13, 1998


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